UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

GUARDION HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 21, 2024, Guardion Health Sciences, Inc. (the “Company”) issued a press release (“Press Release”) announcing that its largest stockholder, Mr. Bradley Louis Radoff, who, together with his affiliates, holds approximately 18.92% of the Company’s issued and outstanding shares of common stock, has voted in favor of the Company’s proposals to approve the sale of the Company’s Viactiv brand and business and the Plan of Liquidation and Dissolution, all as described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on April 8, 2024. The Company also announced that, based on the information currently available to it, if the Company’s stockholders vote to approve the sale of the Company’s Viactiv brand and business and the proposed Plan of Liquidation and Dissolution, it estimates that the total amount distributed to its stockholders will range from approximately $9.00 and $11.00 per share of common stock based on the Company’s number of shares of common stock currently issued and outstanding. The actual amount to ultimately be distributed is subject to all of the risks, discussion and disclosures included in the Proxy Statement.

The information in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

On January 30, 2024, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Doctor’s Best Inc., a Delaware corporation, for the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”) for aggregate cash consideration of $17.2 million, of which $1.7 million was placed in a third-party escrow account pursuant to the terms of the Purchase Agreement. Doctor’s Best Inc. is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company, which is publicly listed on the Shenzhen Stock Exchange.

In the event that the Company’s stockholders approve the aforementioned transaction and the transaction closes, the Company would be left with minimal operations. Accordingly, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which, if approved, would authorize the Company to liquidate and dissolve in accordance with its terms, but such decision would be subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders. Assuming the approval of the Plan of Liquidation and Dissolution by the Company’s stockholders, the decision as to whether or not to proceed with the dissolution and when to file the Certificate of Dissolution will be made by the Board of Directors in its sole discretion.

In connection with the Purchase Agreement and the proposed transactions, the Company filed a definitive proxy statement with the SEC, which was distributed to the stockholders of the Company in connection with its solicitation of proxies for the vote by its stockholders with respect to the proposed transactions and other matters as may be described in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, AND ANY SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders are able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company with the SEC free of charge from the SEC’s website, www.sec.gov., or by visiting the investor relations section of the Company’s website, investors.guardionhealth.com. Stockholders may also request copies of proxy statements and any of the documents incorporated by reference by directing a request by mail to Guardion Health Sciences, Inc., Attention: Investor Relations, at 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in the Proxy Statement filed with the SEC on April 8, 2024.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the approval by the stockholders of the sale of Activ to Doctor’s Best Inc. and the Plan of Liquidation and Dissolution of the Company, the successful completion of the sale of Activ to Doctor’s Best Inc., the successful completion of the Company’s Plan of Liquidation and Dissolution if approved by the Company’s stockholders, the use of the proceeds received from the sale, the Company’s ability to continue to fund or wind-down its operations, including its ocular healthcare business, subsequent to the sale, any replacement and integration of new management team members if needed, the implementation of new financial, management, accounting and business software systems, supply chain disruptions, key retail and e-commerce disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated May 21, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC. (Registrant)
Date: May 21, 2024
	By:	/s/ Jan Hall
	Name:	Jan Hall
	Title:	Chief Executive Officer

Exhibit 99.1

Guardion Health Sciences Announces its Largest Stockholder Has Voted in Favor of Proposals to Sell the Viactiv Business and the Liquidation Plan at the Company’s Special Meeting of Stockholders to be held on May 23, 2024

Company Estimates the Aggregate Potential Liquidating Distributions to Range from approximately $9.00 to $11.00 per Share if Stockholders Vote to Approve the Sale of the Company’s Viactiv Business and the Plan of Liquidation and Dissolution

HOUSTON, TEXAS – May 21, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced today that Mr. Bradley Louis Radoff, who, together with his affiliates, holds approximately 18.92% of the Company’s issued and outstanding shares of common stock, has voted in favor of the Company’s proposals to approve the sale of the Company’s Viactiv brand and business and the Plan of Liquidation and Dissolution, all as described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on April 8, 2024. The Company also announced that, based on the information currently available to it, if the Company’s stockholders vote to approve the sale of the Company’s Viactiv brand and business and the proposed Plan of Liquidation and Dissolution, it estimates that the total amount distributed to its stockholders will range from approximately $9.00 and $11.00 per share of common stock based on the Company’s number of shares of common stock currently issued and outstanding. The actual amount to ultimately be distributed is subject to all of the risks, discussion and disclosures included in the Proxy Statement.

Robert N. Weingarten, the Chairman of the Board of Directors, stated, “We appreciate the support of Mr. Radoff, especially since he is the single largest stockholder in the Company. We also hope that this additional estimate of the expected per share distribution of cash to our stockholders will assist stockholders who have not yet voted in their analysis of whether to support the proposals at our upcoming special meeting of stockholders. The Board of Directors remains unanimous in our strong support of all proposals described in our Proxy Statement.”

The timing and amount of the total distributions will depend upon a number of factors as described in the Proxy Statement, including, without limitation, the approval of the stockholders of both the sale of the Viactiv business and the Company’s Plan of Liquidation and Dissolution, the closing of the agreement to sell the Viactiv business on the terms contained in the Purchase Agreement (defined below) on or before June 30, 2024, the actual expenses incurred by the Company in connection with closing of the Purchase Agreement, the timing of the resolution of matters for which the Company has established a contingency reserve, the amount to be paid in satisfaction of such contingencies, the obligations satisfied and provisions made during the liquidation and winding-up process, the absence of any unexpected claims against the Company, as well as the Company’s ability to convert its remaining assets to cash on a timely basis. The Company has attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against it. However, those estimates may be inaccurate, which may cause the amount the Company distributes to its stockholders to be substantially less than the amount it currently estimates. Stockholders are advised to carefully read the Proxy Statement.

Agreement to Sell Activ Nutritional, LLC

As previously announced, on January 30, 2024, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Doctor’s Best Inc., a Delaware corporation, for the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”) for aggregate cash consideration of $17,200,000, of which $1,700,000 was placed in a third-party escrow account pursuant to the terms of the Purchase Agreement. Doctor’s Best Inc. is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company (“XKDW”), which is publicly listed on the Shenzhen Stock Exchange.

The sale of Activ is conditioned upon receiving majority approval from the Company’s stockholders for this transaction. This transaction is the result of a broad review of strategic alternatives by the Company’s Board of Directors over the past year. The Board of Directors has determined that it is advisable and in the best interests of the Company and the Company’s stockholders to approve this transaction.

Potential Dissolution

In the event that the Company’s stockholders approve the transaction and the transaction closes, the Company would be left with minimal operations. The Board of Directors has additionally determined that it is in the best interests of the Company and its stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which would authorize the Company to liquidate and dissolve in accordance with its terms. However, such decision would be subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders.

Views and Recommendations of the Board of Directors

If both of these proposals are approved, stockholders would receive one or more liquidating cash distributions, which combined are expected to be between $9.00 and $11.00 per share of common stock as described in this press release.

If both of these proposals are not approved at the stockholders’ meeting on May 23, 2024, or any adjournment thereof, we believe that there is substantial risk to the value of the Company’s shares.

Accordingly, the Board of Directors unanimously and strongly recommends that stockholders vote FOR both proposals. The transaction remains on track for completion by June 30, 2024, subject to satisfaction or waiver of customary closing conditions.

If stockholders approve the sale of Activ but do not approve the Plan of Liquidation and Dissolution, the Company believes it will be more difficult for the Company to expeditiously distribute the maximal amount of cash from that sale to our stockholders, since the Company will need to retain cash to continue to fund the considerable on-going expenses it has as a public company and to operate its remaining ocular healthcare business while the Board of Directors considers strategic alternatives.

The Company’s common stock is listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GHSI”. However, if the sale of Activ is approved but the Plan of Liquidation and Dissolution of the Company is not approved, we believe that maintaining our listing on Nasdaq will be difficult and uncertain.

Shares that are not voted are the same as a “NO” vote for each proposal, so every vote matters, regardless of how many shares a stockholder may own.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Additional Information and Where to Find it

In connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, the Company filed with the SEC a Definitive Proxy Statement and other relevant documents, including a form of proxy card, on April 8, 2024, which were mailed to the Company’s stockholders of record on April 5, 2024. Stockholders are urged to read the Definitive Proxy Statement and any other documents filed with the SEC in connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, or incorporated by reference in the Definitive Proxy Statement because they contain important information about such proposals. The Company’s filings with the SEC may be obtained without charge at www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the approval by the stockholders of the sale of Activ to Doctor’s Best Inc. and the Plan of Liquidation and Dissolution of the Company, the successful completion of the sale of Activ to Doctor’s Best Inc., the successful completion of the Company’s Plan of Liquidation and Dissolution if approved by the Company’s stockholders, the use of the proceeds received from the sale, the Company’s ability to continue to fund or wind-down its operations, including its ocular healthcare business, subsequent to the sale, any replacement and integration of new management team members if needed, the implementation of new financial, management, accounting and business software systems, supply chain disruptions, key retail and e-commerce disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208

- 3 -